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                              THE BENCHMARK FUNDS

                ADDENDUM NO. 3 TO THE FOREIGN CUSTODY AGREEMENT
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     This Addendum No. 3, dated as of the 31st day of March, 1998, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY ("Northern"), an Illinois state bank.

     WHEREAS, the Trust and Northern have entered into a Foreign Custody Agreement dated March 1, 1994, as amended by Addendum No. 1 dated as of January 22, 1997 and Addendum No. 2 dated as of December 1, 1997 (the "Foreign Custody Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its International Growth Portfolio, International Bond Portfolio, and International Equity Index Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust has this day reorganized itself from a Massachusetts business trust to a Delaware business trust; and

     WHEREAS, the Trust and Northern desire that Northern continue to act as custodian to the Trust for the Portfolios pursuant to the terms of the Foreign Custody Agreement as amended to date;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Reaffirmation.  The Foreign Custody Agreement as amended to date is
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          hereby reaffirmed and readopted by each of the parties hereto, and
          Northern shall continue to provide services to the Trust for the Portfolios, and to receive compensation for such services, as provided in the Foreign Custody Agreement, subject to the terms set forth therein.

     2.   Miscellaneous.  Except to the extent supplemented hereby, the Foreign
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          Custody Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                    THE BENCHMARK FUNDS


Attest:                             By: /s/ Nancy L. Mucker
                                       ___________________________

                                    Name: Nancy L. Mucker
                                         _________________________

                                    Title: Vice President
                                          ________________________


                                    THE NORTHERN TRUST COMPANY

Attest:                             By: /s/ Thomas L. Mallman
                                       ___________________________

                                    Name: Thomas L. Mallman
                                         _________________________

                                    Title: Sr. Vice President
                                          ________________________